UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2019 (July 22, 2019)

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, Proteostasis Therapeutics, Inc. (“Proteostasis” or the “Company”) and Po-Shun Lee, M.D. agreed that Dr. Lee will transition from his role as Executive Vice President and Chief Medical Officer of the Company as of July 22, 2019 (“Transition Date”). On July 22, 2019, the Board of Directors of the Company (the “Board”) elected Geoffrey S. Gilmartin, M.D. M.S.Sc., the Company’s current Chief Medical Affairs Officer, to succeed Dr. Lee as the Company’s Chief Medical Officer, effective as of the Transition Date. In order to ensure a smooth transition, Dr. Lee will continue to provide consulting services to the Company.

In connection with the transition, the Company and Dr. Lee entered into a Separation Agreement and General Release dated July 22, 2019 (the “Separation Agreement’), which, among other things, provides that, Dr. Lee is entitled to the following severance benefits (i) payment of his accrued and unpaid salary and benefits, (ii) salary continuation for nine months (the “Severance Period”), (iii) payment in respect of COBRA premiums, and (iv) continued vesting of all equity awards that would have vested during the Severance Period, and in the case of each of (ii), (iii), and (iv), subject to the execution of a separation agreement and release. In connection with the execution of the Separation Agreement, the Company and Dr. Lee entered into a Consulting Agreement dated July 23, 2019 (the “Consulting Agreement’) pursuant to which Dr. Lee will provide consulting services to the Company beginning as of July 23, 2019 and shall continue thereafter unless the agreement is terminated earlier by its terms. In exchange for his consulting services, Dr. Lee will (i) receive a consulting fee of $450.00 per hour, (ii) remain eligible for a prorated annual incentive bonus for the fiscal year 2019 if the Company pays bonuses on account of such year to executives who remain employed with the Company, (iii) be eligible for certain change in control benefits, and (iv) be eligible for continued vesting of stock options following the Severance Period if he is still providing consulting services.

To be eligible for the separation benefits described above, Dr. Lee must: (a) not revoke the Separation Agreement within the seven (7) business day revocation period following the date he signed the Separation Agreement; and (b) comply with his obligations under the Separation Agreement. The Separation Agreement and Consulting Agreement terminate and supersede any prior severance and change of control agreements between the Company and Dr. Lee.

The foregoing description of the terms and conditions of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2019	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer